SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           SCIENCE DYNAMICS CORPORAION
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ______________________________________________________________________

    (5) Total fee paid:

        ______________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ______________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

+        ______________________________________________________________________

    (3) Filing Party:

        ______________________________________________________________________

    (4) Date Filed:

        ______________________________________________________________________

                          __________________________

                         SCIENCE DYNAMICS CORPORATION
                             1919 Springdale Road
                            Cherry Hill, NJ  08003
                                (856) 424-0068
                            ______________________

                            PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AT 10:30 AM,
                             ON NOVEMBER 17, 1999


To the Stockholders of Science Dynamics Corporation:


You are cordially invited to attend the Annual Meeting of the Stockholders of Science Dynamics Corporation (the "Company"), a Delaware corporation, will be held at the executive offices of the Company located at 1919 Springdale Road, Cherry Hill, New Jersey, 08003 on November 17, 1999 at 10:30 A.M. for consideration of and action upon the following matters:

I. Election of six (6) Directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

II. Ratification of appointment of Independent Accountants; and

III. Approval of Amendments of the 1992 incentive stock option plan.

The Board of Directors has fixed the close of business on October 5, 1999, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.


                                   By Order of the Board of Directors:

                                   -----------------------------------
                                   Joy C. Hartman, Corporate Secretary
October  20, 1999
Cherry Hill, New Jersey

                          __________________________

                         SCIENCE DYNAMICS CORPORATION
                             1919 Springdale Road
                            Cherry Hill, NJ  08003
                                (856) 424-0068

                            DATED October 20, 1999


                               PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Annual Meeting and with accompanying proxy on or about October 20, 1999, to each stockholder of record of Science Dynamics Corporation (the "Company") at the close of business on October 5, 1999 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on November 17, 1999 at 10:30 A.M. at the executive offices of the Company, 1919 Springdale Road, Cherry Hill, New Jersey 08003, and at any adjournment or adjournments thereof for the purposes stated below. The Proxy form is enclosed.


REVOCABILITY OF PROXY

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement.
In summary, the Board recommends a vote:

   - Election of Six (6) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

   - Ratification of appointment of Independent Accountants; and

   - Approval of Amendments of the 1992 incentive stock option plan

With respect to any other matters that properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

   - Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

   - Ratification of the Company's Independent Public Auditors. The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the auditors.

   - Approval of Amendments of the 1992 incentive stock option plan.
     The affirmative vote of a majority of the votes cast at the meeting is required for the Amendment of the 1992 Stock Option Plan.

   - Other Items. If you hold your shares in "street name", through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.


                       DISSENTER'S RIGHT OF APPRAISAL

The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.


                       PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation.
The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record at the close of business on the record date, October 5, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

All Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 16,833,478 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the beneficial owners, directors and executive officers of the Company and by all directors and executive officers as a group.

Name and Address of                                        Percent of
Outstanding Beneficial                                     Outstanding
Owner                              Number of Shares        Shares(1)
----------------------             ----------------        -----------
Lyndon A. Keele                      775,534(2)                4.61%

Innovative Communications          1,500,000(4)                8.91%
Technology, LTD. (ICT)
(Alan C. Bashforth, President
 of the Company controls ICT)

Golden Phoenix, LTD.               2,969,121(5)               17.64%

Russell R. Angely                     11,000                   0.24%
(Vice President)

Joy C. Hartman                         1,000(2)                0.51%
(CFO, Exec. Vice President,
Secretary, Treasurer and
Director)

Kenneth P. Ray                         6,000(3)                0.21%
(Director)

All Directors and                  5,262,655                  32.12%
Officers as a Group(6)

1 Based upon a total number of 16,833,478 shares outstanding as of October 5, 1999.

2 Includes 1,700 shares owned by Mr. Keele's daughter and 300 shares owned by Ms. Hartman's children. The daughter of Mr. Keele has sole voting and investment power with respect to her shares and Mr. Keele has sole voting and investment power with respect to all other shares in this total.

3 Has sole voting power and sole investment power with respect to the shares owned by such person.

4 Shares in the name of Innovative Communications Technology, LTD., a corporation, controlled by Mr. Bashforth.

5 The total includes 2,831,721 shares owned by Golden Phoenix, LTD., of which Mr. Sheldon Hofferman is General Partner.

6 In addition to the 6,000 shares owned by K. Ray, an outside Company
  Director, Mr. Ray holds incentive options to acquire 30,000 shares.
  Mr. Angely holds incentive options to acquire 30,000 shares in addition to the 11,000 shares owned. In addition to the 1,000 shares in Ms. Hartman's name, incentive options to acquire 65,000 shares are held by Ms. Hartman.

                                PROPOSAL 1

                          ELECTION OF DIRECTORS

Six (6) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

                                Positions(s)
Name                  Age    With the Company                   Director Since
-----                 ---    ------------------------------     --------------

Lyndon A. Keele       70    Chairman of the Board of Directors       1973

Kenneth P. Ray        65    Incumbent Director                       1990

Joy C. Hartman        50    Executive Vice President, Corporate      1991
                            Secretary, Treasurer, Incumbent
                            Director

Sheldon C. Hofferman  54    Incumbent Director                       1977

Alan C. Bashforth     48    President and Incumbent Director         1996

Anand Kumar           53    Director                                 1999


Business Experience of the Directors

Lyndon A. Mr. Keele is the founder of the Company and has been active as Chairman of its Board of Directors and President from June of 1973 until November 1996. From April of 1973 to August of 1977, Mr. Keele managed his own investments and served as a consultant to a number of companies involved in the electronics industry. Prior to 1973, Mr. Keele served for five years as a founder and Executive Vice President of TeleSciences Incorporated, a company engaged in design and manufacture of telephone support equipment. From 1962 to 1968, he served as a Program Manager for multimillion dollar programs involving data and circuit switching systems at ITT Federal Laboratories. From 1958 to 1962, he was employed by GTE's Sylvania Electronics Systems Division in various management positions, including Program Manager of data processing and cryptographic communications projects and programs. He was awarded a B.B.A. by the University of Texas in 1951.

Kenneth P. Mr. Ray is President of DelRay, Inc., an active telecommunications consulting firm. From 1964 to 1987, he was associated with ITT in various responsible positions and in 1976 became Vice President of ITT Telecommunications, with responsibility for engineering,marketing and sales departments. In 1981 he became Vice President and Director of Operations for the Transmission Division of ITT Space Communications. In January, 1987, ITT's telecommunications group was acquired by Alcatel and Mr. Ray became Vice President of Marketing and Development for Alcatel Network Systems.
From 1988 to 1991, he wasVice President for Technology and Business Development for Alcatel North America, a telecommunications company.
Mr. Ray received a BSEE from Polytechnic Institute of New York in 1954 and a Masters in Economics from North Carolina State University in 1970.

Joy C. Hartman, Executive Vice President, was employed by the Company in January 1982, and is responsible for General Corporate Administration including the functions inherent in comptrollership, personnel, employee benefits, and insurance activities. Prior experiences included MSA, a marketing research company, TeleSciences, Incorporated, and Peat Marwick-Mitchell. Ms. Hartman is a graduate of the Wharton School of Business of the University of Pennsylvania.

Alan C. Bashforth, President, was the President of Innovative
Communications Technology, LTD. (ICT), a data communications company, located in Jersey, Channel Islands, until the acquisition of the intellectual property of ICT by SDC in November, 1996. Prior experience included ownership of the CSL Group of companies from its inception in 1975. CSL is a Communications and Computer engineering group and employed over 100 people in 1992 when Mr. Bashforth sold the company. From 1970 to 1975, Mr. Bashforth was employed by Automaten CI, LTD., an office equipment and telecommunications company, in various engineering and sales positions leading to the position of General Manager. Mr. Bashforth was educated in electronic engineering at Mid Herts Polytechnic College in England and holds a Higher National Diploma in Electronic Engineering. Mr. Bashforth also serves as a Director of Satellite Media Services Ltd.

Sheldon Hofferman has been an Attorney and Private Investor since 1971.
Mr. Hofferman graduated from the University of Pennsylvania in 1966 and Temple University Law School in 1971. He was in private law practice in Washington, D.C., specializing in communications law, from 1971 to 1974.
He served as Senior Trial Attorney for the Federal Trade Commission from 1974 to 1983, and re-entered private law practice thereafter. Mr. Hofferman has also served as General Partner of Golden Phoenix Limited Partnership, an
 investment concern, since 1983.


Anand Kumar received a Ph.D. Candidacy degree in Communications and a
M.S. degree in Electrical Engineering from the University of Connecticut.
He also received a B.S. degree in Electrical Engineering (Honors) from Jadavpur University, India. 1980 to Present Founder and principal of Communications Strategies Group, a technology consulting firm serving clients
in North America, Europe and Asia.   He has thirty years of experience in the
telecommunications and electronics industries including: Executive
Vice President of FaciliCom International; Washington International Teleport
- Founder and Chief Executive Officer from 1986 - 1992; General Telephone & Electronics - Manager Marketing Services and Product Development from
1978 - 1980.

General Information

Board of Directors. The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out of its duties, the Board has delegated certain authority to several committees.
In the opinion of the Board, each of the three outside directors is independent of management and free of any relationship with the Company that would interfere with his or her exercise of independent judgement in performing the duties of a director.

The Board of Directors held three meetings during 1998. Overall and individual attendance at the Board and committee meeting was 100 percent. Following the Annual Meeting, the Board will consist of six directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board.

Directors Compensation

Cash Compensation. During the Company's fiscal year ending December 31, 1998 each non-employee director received $250.00 per meeting as standard compensation for service as directors. Directors who are employees of the Company received no additional compensation for service as directors.

Options. Nonemployee directors are granted stock options at the discretion of the Board for services rendered as a director.

                           BOARD COMMITTEE MEMBERSHIP

NAME                         AUDIT COMMITTEE       STOCK OPTION COMMITTEE
-------------------------------------------------------------------------
Joy C. Hartman                                                *
Sheldon Hofferman                   *
Kenneth P. Ray                      *                         *

* Member.

Audit Committee

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

The Audit Committee is composed of outside directors who are not officers or employees of Science Dynamics. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

Stock Option Committee

The Stock Option Committee during 1998 consisted of two of the board members, Ken Ray and Joy Hartman. Its function is to oversee the Company's Incentive Stock Option Plan. There was one meeting of the Stock Option Committee during 1998.

Legal Proceedings

The Company is not now a party to any litigation and no action against the Company has been threatened or is known to be contemplated by any governmental agency or subdivision or any other entity.

Executive Compensation

The Company does not have a compensation committee, the remuneration for the Company's Chief Executive Officer and other executive officers and/or directors is established by the Board of Directors. Base salaries for the Company's executive officers, as well as changes in such salaries, are established by the Board of Directors, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer and the length of the officer's service.

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

Periodic grants of stock options.   Under the stock option guidelines
adopted by the Board of Directors, stock option grants may be made to executive officers upon initial employment, and are granted from time to time for increased responsibility.

Executive Compensation Summary Table

The following table sets forth all information concerning total compensation earned or paid to the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company who served in such capacities as of December 31, 1998 for services rendered to the Company during each of the last three fiscal years.



                                      SUMMARY COMPENSATION TABLE

                           Annual Compensation      Long term compensation
                          -----------------------  --------------------------
Name and            Year  Salary     Bonus  Other            Awards                 All
Principal                   ($)       ($)   Annual     Restrict-  Options/  LTIP    Other
Position                                    Compen-    ed Stock   SARs(#)   Pay-    Compensa-
                                            sation ($)    ($)               outs($) tion ($)
----------          ----  ------     -----  ---------- --------- ---------- ------  --------
Alan C. Bashforth,  1998  160,000*    -0-       -0-       -0-        -0-      -0-      -0-
President and CEO   1997  160,000*    -0-       -0-       -0-        -0-      -0-      -0-
                    1996   24,615*     -         -         -          -        -        -

Lyndon A.Keele      1998  134,085     -0-       -0-       -0-        -0-      -0-      -0-
                    1997  134,085     -0-       -0-       -0-        -0-      -0-      -0-
                    1996  134,085     -0-       -0-       -0-        -0-      -0-      -0-

Joy C.Hartman,      1998  111,100     -0-    5,632*       -0-        -0-      -0-      -0-
EVP, CFO            1997  101,000     -0-    4,273*       -0-    20,000       -0-      -0-
                    1996  101,000     -0-    2,819*       -0-    45,000       -0-      -0-

Russell R. Angley,  1998   95,000     -0-      470*       -0-        -0-      -0-      -0-
VP                  1997   95,000     -0-   19,252*       -0-        -0-      -0-      -0-
                    1996   88,200     -0-    6,079*       -0-    30,000       -0-      -0-


*Mr. Bashforth's compensation is a contractual management fee, Ms. Hartman's other compensation resulted from deferred salary payments and accrued vacations. Mr. Angely's other compensation resulted from sales commissions.

In January 1996 the Board of Directors adopted a resolution whereby the then present officers of the Corporation are protected from termination without cause should there be a change in control or ownership of the Company by acquisition or merger.

The employment agreements would entitle each of the three to receive up to
2.99 times their annual salary if there is a change in control of the Company (as defined) and a termination of their employment. The maximum contingent liability under these agreements in such event is approximately $980,000.

Options Grants for Fiscal 1998

There were no options granted in 1998.

               AGGREGATED OPTION EXERCISES DURING FISCAL 1998
                   AND OPTION VALUES ON DECEMBER 31, 1998

The table below sets forth information with respect to the number and value of unexercised options held by the named executive officers of the Company on December 31, 1998. No stock options were exercised by such persons in 1998 and there are no outstanding stock appreciation rights.

                                                                                 Value of Unexercised
       Name        Shares Acquired    Number    Number of Unexercised Options     In-The-Money Options
       ----          on Exercise     Realized      at December 31, 1998           at December 31, 1998
                     -----------     --------    Exercisable   Unexercisable   Exercisable   Unexercisable
                                                 -----------   -------------   -----------   -------------
Russel R. Angely          0              -         15,000          15,000          None          None
Joy C. Hartman            0              -         27,500          37,500          None          None


The Company presently has no standing plans or formal arrangements for contingent forms of compensation such as bonuses, commissions, executive stock options, stock appreciation rights, profit sharing, pension, retirement plans or other like benefit programs, except for the past and present Incentive Stock Option Plan as hereafter described. No officer, director, or other employee consequently received or was entitled to any form of non-cash compensation under any form of plan described or included within Regulation S-B, Section 402(b)(1), Reg. 228.402, Section
(b)(1).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN

                                   PROPOSAL 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Company has appointed Peter C. Cosmas Co., CPA's as the Company's independent accountants for the fiscal year ending December 31, 1999.
Peter C. Cosmas Co., CPA's (formerly Nemiroff, Cosmas, Titus and Cochamiro) has served as public auditors for the Company during the entire calendar year 1998, having been re-engaged as Company auditors on December 21, 1990, succeeding Coopers & Lybrand (which had been the Company auditors from 1985 until December 17, 1990). Peter C. Cosmas Co., CPA's previously served as public auditors for the Company from 1981 through 1985. Services provided to the Company and its subsidiary by Peter C. Cosmas Co., CPA's in fiscal year 1998 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports and services related to filings with the Securities and Exchanges Commission.

Representatives of Peter C. Cosmas Co., CPA's will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PETER C. COSMAS CO., CPA'S AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Board of Directors.

                                 PROPOSAL 3

      APPROVAL OF AMENDMENTS TO THE 1992 INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved, and recommends that the stockholders approve, amendments to the Company's 1992 Stock Option Plan
(the "Option Plan") for the purposes described below. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. The following is a description of the proposed amendments to and material features of the Option Plan.

DESCRIPTION OF PROPOSED AMENDMENTS

The Company proposes to amend the Option Plan to implement the following changes:

   - To increase the number of shares of Common Stock available for option grants by 1,088,000;

   - To change the vesting provision of the Option Plan to 100% immediate vesting upon grant consistent with the performance-based philosophy of the Company; and

   - To make other minor changes to the Option Plan, principally to conform administrative provisions of the plan to changes in the law.

The Company's continued success depends heavily upon its ability to attract and retain highly qualified and competent personnel. The Company is operating in a high growth industry which is experiencing fierce competition for experienced and talented personnel, and the ability to grant stock options at competitive levels is essential to the Company's success in its recruiting and retention efforts. Furthermore, the Company strongly believes that its officers and other key employees should have a significant stake in the Company's stock price performance under programs that link their compensation to stockholder return. Accordingly, stock option grants are an integral part of the Company's compensation program, enabling the Company to provide its employees with appropriate equity-linked incentives to advance the interests of the Company and its stockholders.

The Company currently relies solely on the Option Plan for stock option grants, and currently there are 245,075 shares of Common Stock remaining available under the Option Plan for future grants. Rather that adopting a new stock option plan at the present time, the Company proposes to increase the number of shares authorized for grant under the Option Plan from 562,000 shares to 1,650,000 shares of Common Stock, an increase of 1,088,000 shares. The Company believes this increase will be sufficient to meet its needs for the foreseeable future.

The proposed increases in the number of shares are based on the Company's belief, reflecting reviews of survey data and recent experiences in the recruiting marketplace, that the increased amounts are necessary to ensure that the Company's compensation packages are attractive to the high caliber individuals it seeks to employ.

DESCRIPTION OF THE OPTION PLAN

The Option Plan, as amended to date, authorizes the Company to issue a maximum of 562,000 shares of Common Stock upon the exercise of stock options granted under the plan. As a result of options previously granted, the Company has issued approximately 238,500 shares of Common Stock through option exercises and has reserved approximately 562,000 shares of Common Stock for outstanding options under the Option Plan. There were 245,075 shares of Common Stock remaining under the plan as of December 31, 1998, for future option grants, although additional shares may become available if outstanding options are cancelled or expire unexercised. The amended Option Plan would increase the maximum number of shares issuable by 1,088,000 shares to a total of 1,650,000 shares.

The Option Plan is administered by a committee designated by the Board of Directors. Under the Option Plan, the Committee may grant options to directors, officers and key employees of the Company and its subsidiaries.

Options to purchase Common Stock of the Company granted under the Option Plan may be either "incentive stock options" within the meaning of that term as used in Section 422 of the Internal Revenue Code of 1986, as amended. Under the Option Plan, the Board may grant options to officers, other key employees, and consultants of the Company and its subsidiaries, except that incentive stock options may only be granted to employees of the Company or any of its subsidiaries.

The purchase price of shares acquired upon exercise of stock options under the Option Plan must be at least 100% of the fair market value of the shares on the date the option is granted, except that in the case of incentive stock options granted to stockholders who own 10% or more of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company (a "10% stockholder"), the exercise price must be at least 110% of such fair market value.

The term of an option cannot exceed ten years. Unless terminated earlier by reason of expiration of the option term, options under the Option Plan will generally terminate three months after the optionee terminates employment with the Company, or 12 months after the termination of employment if the optionee dies or becomes disabled while an employee of the Company. The options may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board. If any option granted under the Option Plan terminates or expires unexercised in whole or in part, the shares released from that option may be made subject to additional options granted under the Option Plan.

The Board may at any time terminate or amend the plan. Any amendment of the Option Plan, which increases the number of shares which may be issued thereunder, or changes the requirements as to eligibility for participation, must be approved by the stockholders of the Company.

The grant of an incentive stock option should have no tax effect on the Company or the optionee to whom it is granted, and there generally is no tax to the optionee upon exercise of the option. If an optionee holds shares acquired upon exercise of an incentive stock option for at least two years after the date the option is granted and at least one year after the date the option is exercised, any gain realized by the optionee on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the lesser of (a) the difference between the exercise price and the fair market value of the stock at the date of exercise and (b) the amount realized on disposition minus the purchase price, is treated as compensation to the optionee and taxable as ordinary income. The excess gain, if any, is treated as capital gain (which will be short-term or long-term capital gain depending upon the length of time the shares were held).

The excess of the fair market value of the shares over the option price at the time of exercise of an incentive stock option may subject the recipient to the alternative minimum tax (which, generally speaking, will be applied only if it produces a tax that is higher than the individual's regular tax liability). The Company is allowed a deduction for tax purposes only to the extent, and at the time, that the optionee receives ordinary income by reason of the optionee's sale of shares.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1992 STOCK OPTION PLAN.


                              OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                         ADDITIONAL INFORMATION

Stockholder Proposals for the 2000 Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Stockholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than 120 days proceeding the 2000 stockholders meeting that is scheduled for June 8, 2000.


                                         Order of the Board of Directors:


                                         ----------------------------
                                         Joy C. Hartman
                                         Corporate Secretary

October 20, 1999
Cherry Hill, New Jersey

                          SCIENCE DYNAMICS CORPORATION
         Annual Meeting of Stockholders - To Be Held November 17, 1999
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) Lyndon A. Keele and Joy C. Hartman, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Science Dynamics Corporation that the undersigned would be entitled to cast if personally present at the 1999 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.



THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED BELOW, FOR PROPOSAL NUMBERS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.



Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.


                                The Board recommends a vote FOR items 1, 2 and 3
                                ------------------------------------------------

(1) ELECTION OF DIRECTORS:
    (01) Lyndon A. Keele,   (02) Alan C. BAshforth  (03) Joy C. Hartman,
    (04) Sheldon Hofferman, (05) Anand Kumar        (06) Kenneth P. Ray

            FOR                 WITHHOLD          WITHHOLD authority to vote for the
      All nominees        Authority to vote       individual nominee(s) identified
  (except as marked       for all nominees        in the space provided below
   to the contrary)

           [ ]                    [ ]             _________________________________


                                  FOR  AGAINST   ABSTAIN                                     FOR   AGAINST   ABSTAIN

(2) Ratification of appointment   [ ]    [ ]       [ ]     (3) Approval of Amendments of     [ ]     [ ]       [ ]
    of Peter C. Cosmas Co., CPA's                              the 1992 incentive stock
    as the Company's independent                               option plan to increase
    public auditors for 1999                                   options from 562,000 to
                                                               1,650,000 shares.

<TABLE\>
                                              PLEASE MARK ALL   [X]
                                              CHOICES LIKE THIS


SIGNATURE ____________________________ DATE ___________


SIGNATURE ____________________________ DATE ___________

